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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 21, 1997, which appears on page 36 of the 1996 Annual Report to Stockholders of Harmonic Lightwaves, Inc., which is incorporated by reference in the Annual Report on Form 10-K of Harmonic Lightwaves, Inc. for the year ended December 31, 1996.


PRICE WATERHOUSE LLP
San Jose, California
January 7, 1998